                                                                    Exhibit 10.2

                               CREDIT AGREEMENT

     This CREDIT AGREEMENT (this "Agreement") is made and entered into as of
                                  ---------
this 23rd day of May 2000, by and between Sizzler International, Inc., a Delaware corporation ("Lender"), S & C Company, Inc., a California corporation
                       ------
(the "Old Company"), and FFPE, LLC, a Delaware limited liability company (the
      -----------
"New Company").
 -----------

1.   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
     ------------------------------------------

     1.1.      Definitions.  As used in this Agreement, the following terms have
               -----------
the following meanings:

     "Agreement" means this Credit Agreement, either as originally executed or
      ---------
as it may be further amended, supplemented or otherwise modified from time to time.

     "Bank" has the meaning given to such term in Section 3.1.
      ----

     "Bank Loans" has the meaning given to such term in Section 3.1.
      ----------

     "BNY Rate" means the rate of interest per annum equal to the rate of
      --------
interest publicly announced in New York City by The Bank of New York from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

     "Borrower" means (i) with respect to the Bridge Loan, the Old Company, and
      --------
its permitted successors and assigns, and (ii) with respect to Revolving Loans, the New Company, and its permitted successors and assigns, and "Borrowers"
                                                                ---------
means, collectively, each Borrower.

     "Borrowing Date" means (i) with respect to the Bridge Loan, the Effective
      --------------
Date, and (ii) with respect to Revolving Loans, the date on which the initial Revolving Loan is made and, subject to Section 2.3, below, any Business Day specified in a Borrowing Request as a date on which Borrower requests Lender to make a Revolving Loan.

     "Borrowing Period" means (i) with respect to the Bridge Loan, the period
      ----------------
commencing on the Effective Date and ending on the Closing Date or the end of the six-month period commencing on the date of the termination of the Purchase Agreement, whichever is the first to occur, and (ii) with respect to the Revolving Loans, the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date.

     "Borrowing Request" means a request for a Revolving Loan submitted by the
      -----------------
New Company to Lender in the form of Exhibit A attached hereto.
                                     ---------

     "Bridge Loan" has the meaning given to such term in Section 2.1.
      -----------

     "Bridge Loan Pay-Off Amount" has the meaning given to such term in Section
      --------------------------
2.1.

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     "Bridge Note" has the meaning given to such term in Section 2.1.
      -----------

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which commercial banks located in New York are authorized or required by law or other governmental action to close.

     "Change of Control Event" means any of the following: (A) an agreement to
      -----------------------
merge or consolidate, or otherwise reorganize, with or into one or more Persons other than an affiliate, as a result of which the outstanding voting securities of such Person immediately prior to such merger or consolidation are, or are to be, converted (1) solely into cash or non-voting securities of the surviving or resulting Person, or (2) at least in part into voting securities of the surviving or resulting Person, but such voting securities will represent less than 50% of the outstanding voting securities of the surviving or resulting Person; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of such Person to a Person that is not an affiliate; or (C) a Person that was not a holder of voting securities of a Person (or an affiliate thereof) immediately after the Closing Date acquires directly or indirectly 50% or more of such Person's outstanding voting securities.

     "Compensatory Interest Payment" has the meaning given to such term in
      -----------------------------
Section 2.4.

     "Cumulative Restaurant EBITDA" shall mean Restaurant EBITDA for the period
      ----------------------------
commencing on the date of the first full Fiscal Quarter immediately following the Closing Date and ending on the last day of the last full Fiscal Quarter immediately preceding the date of the applicable Borrowing Request.

     "Default" means any event or condition that constitutes an Event of Default
      -------
or that, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

     "Effective Date" means the date of this Agreement as set forth in the
      --------------
preamble hereto.

     "Event of Default" means any of the events specified in Section 9, below,
      ----------------
provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

     "Fiscal Quarter" means a fiscal quarter of Lender.
      --------------

     "GAAP" means generally accepted accounting principles as of the date of
      ----
determination, consistently applied.

     "Highest Lawful Rate" means the maximum rate of interest, if any, that at
      -------------------
any time or from time to time may be contracted for, taken, charged or received by Lender on the Notes or that may be owing to Lender pursuant to this Agreement under the laws applicable to Lender and this Agreement.

     "Indebtedness" means, as applied to any Borrower or any of its
      ------------
Subsidiaries: (a) all obligations for borrowed money whether or not secured or unsecured, absolute or contingent,

                                      -2-
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including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of any Borrower or any of its Subsidiaries and all obligations representing the deferred purchase price of property or services, other than accounts payable or accrued expenses arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by any Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the Borrowers' consolidated balance sheet, (e) all guarantees and sale leaseback obligations, (f) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by any Borrower or any of its Subsidiaries and (g) all other obligations, contingent or otherwise, that, in accordance with GAAP, should be classified on any Borrower's or its Subsidiary's balance sheet as liabilities, or to which reference should be made by footnotes to such balance sheet.

     "Indemnified Parties" has the meaning given to such term in Section 8.2.
      -------------------

     "Interest Rate" means, with respect to the Bridge Loan, the rate of
      -------------
interest per annum equal to ten percent (10%), and, with respect to the Revolving Loans, the BNY Rate plus one percent (1%).

     "Lender" means Sizzler International, Inc., a Delaware corporation, and its
      ------
successors and assigns.

     "Loan" means, either the Bridge Loan or the Revolving Loan, as the case may
      ----
be, and "Loans" means, collectively, the Bridge Loan and the Revolving Loans.
         -----

     "Loan Documents" means, collectively, this Agreement, the Notes, the
      --------------
Shareholder Guarantees and the Stock Pledge Agreements.

     "Losses" has the meaning given to such term in Section 8.2.
      ------

     "Maximum Revolving Loan Amount" means Nine Million Five Hundred Thousand
      -----------------------------
Dollars ($9,500,000).

     "Note" means the Bridge Note or the Revolving Note, as the case may be, and
      ----
"Notes" means, collectively, the Bridge Note and the Revolving Note.
 -----

     "Purchase Agreement" means the LLC Membership Interest Purchase Agreement
      ------------------
dated May 23, 2000, by and among Lender, the Old Company, the New Company, FFPE Holding Company, Inc., a Delaware corporation, the shareholders of the Old Company, and certain principals of the Old Company, either as originally executed or as it may be further amended, supplemented or otherwise modified from time to time.

     "Revolving Loan" and "Revolving Loans" have the meanings given to such
      --------------       ---------------
terms in Section 2.2.

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

     "Revolving Note" has the meaning given to such term in Section 2.2.
      --------------

     "Shareholder Guarantees" has the meaning given to such term in Section 5.3.
      ----------------------

     "Sizzler Additional Consideration Guarantee" has the meaning given to such
      ------------------------------------------
term in Section 3.1.

     "Sizzler Put/Call Guarantee" has the meaning given to such term in Section
      --------------------------
3.2.

     "Solvent" means, with respect to any specified Person, that (i) the total
      -------
present fair salable value of such Person's assets on a going concern basis is in excess of the total amount of such Person's liabilities, including contingent liabilities, (ii) such Person is able to pay its liabilities and contingent liabilities as they become due, and (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and as proposed to be operated.

     "Unqualified Amount" has the meaning given to such term in Section 2.4
      ------------------

     1.2.      Other Defined Terms.  All other capitalized terms used herein but
               -------------------
which are not otherwise defined shall have the meanings given to them in the Purchase Agreement.

2.   AMOUNT AND TERMS OF LOANS
     -------------------------

     2.1.      Bridge Loan. Subject to the terms and conditions of this
               -----------
Agreement, on the Effective Date, Lender agrees to make a loan in the principal amount of One Million One Hundred Thousand Dollars ($1,100,000) designated as a bridge loan (the "Bridge Loan") to Borrower. The Bridge Loan shall be evidenced
                  -----------
by a single promissory note of Borrower, substantially in the form of Exhibit B
                                                                      ---------
attached hereto. All outstanding principal and accrued and unpaid interest with respect to the Bridge Loan (the "Bridge Loan Pay-Off Amount") shall be due and
                                 --------------------------
payable on the Closing Date or the end of the six-month period commencing on the date of the termination of the Purchase Agreement, whichever is the first to occur.

     2.2.      Revolving Loans.  Subject to the terms and conditions of this
               ---------------
Agreement, commencing on the Closing Date, Lender agrees to make loans designated as revolving loans (each a "Revolving Loan" and, collectively, the
                                       --------------
"Revolving Loans") to Borrower from time to time during the Borrowing Period;
----------------
provided, however, that immediately after giving effect to any Revolving Loan,
--------  -------
the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Amount. The Revolving Loans shall be evidenced by a single promissory note of Borrower, substantially in the form of Exhibit C attached hereto, with the principal amount of each Revolving Loan and
---------
of each repayment thereof noted on the schedule attached thereto (the "Revolving
                                                                       ---------
Note").  Any advances under the Revolving Note which are repaid by Borrower
----
shall be thereafter available for borrowing until the end of the Borrowing Period in accordance with the provisions of this Section and Section 2.3. All outstanding principal of and all accrued and unpaid interest on the Revolving Loans shall be due and payable on the fifth anniversary of the Closing Date.
All accrued and unpaid interest on the Revolving Loans shall be due and payable within ten (10) Business Days after the end of each Fiscal Quarter of Borrower.

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     2.3.      Procedure for Revolving Loan Borrowing.  Subject to the
               --------------------------------------
provisions of Section 2.2, above, and Section 2.8, below, Borrower may request that Lender make Revolving Loans on any Business Day during the Borrowing Period; provided, however, that Borrower shall notify Lender no later than
        --------  -------
5:00 P.M., five Business Days prior to the requested Borrowing Date, specifying the aggregate principal amount to be borrowed, and the requested Borrowing Date. Each such notice shall be irrevocable and confirmed by delivery to Lender of an originally executed Borrowing Request at least two Business Days prior to the requested Borrowing Date. Each Borrowing Request shall be in a principal amount equal to $100,000 or such amount plus a whole multiple of $50,000 in excess thereof. Subject to Section 9, below, Lender shall fund each Revolving Loan as requested by Borrower in the Borrowing Request so long as, at the date of the Borrowing Request, the proceeds from such Revolving Loan are reasonably required by Borrower to achieve the projected growth of Borrower as set forth in the Business Plan. At any time after the fifth full Fiscal Quarter after the Closing Date, Lender shall only fund each Revolving Loan as requested by Borrower in the Borrowing Request so long as, in addition to all other applicable conditions set forth in this Agreement, at the end of the Fiscal Quarter immediately preceding such Borrowing Request, Cumulative Restaurant EBITDA is at least equal to 75% of the projected Cumulative Restaurant EBITDA for such period as set forth in the Business Plan. Notwithstanding the foregoing, on the Closing Date, Lender shall make an initial Revolving Loan to Borrower in the principal amount of the Bridge Loan Pay-Off Amount, which amount shall be withheld and applied by Lender on behalf of Borrower in satisfaction of all of Borrower's obligations under and pursuant to the Bridge Loan.

     2.4.      Interest Rate.  The Loans shall bear interest on the outstanding
               -------------
principal balance thereof at any time outstanding at a rate equal to the Interest Rate. Any change in the interest rate on the Loans resulting from a change in the Interest Rate shall become effective as of the opening of business on the day on which such change shall become effective. Interest shall be calculated on the basis of the actual number of days elapsed, including the first day but excluding the last. At no time shall the interest rate payable on the Loans and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such
                                     ------------------
Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period that constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then Borrower shall pay to Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum that,
         -----------------------------
when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

     2.5.      Payment of Interest on Bridge Loan.  Accrued interest on the
               ----------------------------------
Bridge Loan shall be paid (a) upon the maturity of the Bridge Loan as set forth in Section 2.1, (b) when and to the extent any principal amount of the Bridge Loan is prepaid as provided in Sections 2.7 and 2.8, below, in which event Borrower shall concurrently pay all accrued interest with respect to the principal amount being prepaid, and (c) if the Bridge Note becomes due and payable prior to the expiration of the Borrowing Period due to a Default or an Event of Default, in which event all accrued and unpaid interest shall also become due and payable.

     2.6.      Payment of Interest on Revolving Loans.  Accrued interest on
               --------------------------------------
Revolving Loans shall be paid (a) within ten (10) Business Days after the end of each Fiscal Quarter, (b) after the expiration of the Borrowing Period, in accordance with the schedule set forth in the Revolving Note, as described in
Section 2.2, (c) when and to the extent the principal amount of any Revolving Loan is prepaid as provided in Sections 2.7 and 2.8, below, in which event Borrower shall concurrently pay all accrued interest with respect to the principal amount being prepaid (applying such prepayment to the Revolving Loans in order of the length of time which they have been outstanding, beginning with the Revolving Loan which has been outstanding for the longest period of time as required by Section 2.7, below), and (d) if the Revolving Loan becomes due and payable prior to the expiration of the Borrowing Period due to a Default or an Event of Default, in which event all accrued and unpaid interest shall also become due and payable.

     2.7.      Prepayments of the Loans.  Borrower may, at its option, prepay
               ------------------------
any outstanding Loan or Loans, without premium or penalty, in full at any time or in part from time to time by notifying Lender in writing at least ten (10) Business Days prior to the proposed prepayment date, specifying the Loan or Loans to be prepaid and the date of prepayment. Any prepayment shall be applied to the Loan or Loans specified by Borrower, and such prepayment shall be applied by Lender first to accrued but unpaid interest and then to reduce the principal amount of the Loan.

     2.8.      Use of Proceeds.  The proceeds of any Revolving Loans and the
               ---------------
Bridge Loan shall be used for new Store capital expenditures in accordance with the Business Plan.

3.   AMOUNT AND TERMS OF LENDER GUARANTEES
     -------------------------------------

     3.1.      Sizzler Additional Consideration Guarantee.  In order to ensure
               ------------------------------------------
that the Seller may receive the Additional Consideration pursuant to Section 1.5 of the Purchase Agreement free and clear of any Encumbrances in favor of Southwest Community Bank (the "Bank"), to the extent required by the Bank in
                               ----
order to release the Additional Consideration from any such Encumbrances, effective at the Additional Consideration Payment Date, Lender shall guarantee, pursuant to a guarantee in form and substance reasonably acceptable to the Bank (the "Sizzler Additional Consideration Guarantee") all obligations of the New
      ------------------------------------------
Company under and pursuant to (a) Loan No. 40000027, evidenced by the Original Promissory Note dated October 28, 1998, executed by the Old Company in favor of the Bank, in the original principal amount of $1,750,000, (b) Loan No. 40000038, evidenced by the Original Principal Note dated January 15, 2000, executed by the Old Company in favor of the Bank, in the original principal amount of $350,000,
(c) Loan No. 60000031, evidenced by the Original Promissory Note dated June 2, 1999, executed by the Old Company in favor of the Bank, in the original principal amount of $800,000, and (d) Loan No. 40000035, evidenced by the Original Promissory Note dated October 28, 1998, executed by the Old Company in favor of the Bank, in the original principal amount of $800,000 (collectively, the "Bank Loans").
     ----------

     3.2.      Sizzler Put/Call Guarantee.  Within thirty (30) days after either
               --------------------------
(a) the exercise in full of the Call Option Agreement, or (b) the exercise in full of both the Put Option Agreement (John Sarkisian) and the Put Option Agreement (Tamara Sarkisian-Celmo), such that, in connection with such exercise, all of the Retained Units are purchased and acquired by Lender from the Seller, Lender shall use commercially reasonable efforts to cause each of John Sarkisian and Tamara Sarkisian-Celmo, individually and as Trustee of the Tamara Sarkisian-Celmo Family Trust UDT dated October 16, 1997, to be released from all of his or her obligations under, pursuant to or with respect to the Bank Loans and, in connection therewith, shall offer to the Bank to guarantee, in form and substance reasonably acceptable to the Bank (the "Sizzler Put/Call Guarantee"),
                                                  --------------------------
all obligations of the New Company under and pursuant to the Bank Loans.

     3.3.      Fee for Sizzler Additional Consideration Guarantee.  In
               --------------------------------------------------
consideration of Lender's provision to the Bank of the Sizzler Additional Consideration Guarantee, on or before the Additional Consideration Payment Date, the Seller shall pay Lender a one-time fee in the amount of two percent (2%) of the then outstanding amount due and payable by the Borrower under and pursuant to the Bank Loans. In no event shall the Seller be required to pay any such fee to Lender upon Lender's provision to the Bank of the Sizzler Put/Call Guarantee.

4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Each of the Borrowers hereby represents and warrants to Lender that the following statements are true and correct:

     4.1.      Organization and Good Standing. Such Borrower is a Person duly
               ------------------------------
organized, validly existing and in good standing under the laws of the state of its organization, and has all requisite power and authority to own (or hold under lease) and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement and each of the other Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Such Borrower is duly qualified to do business and is in good standing wherever necessary to carry on its present business and operations, except where the failure to be so qualified would not have a Material Adverse Effect.

     4.2.      Authorization.  Such Borrower has all requisite power and
               -------------
authority to execute, deliver and perform its obligations under this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and of each of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such Borrower.

     4.3.      Due Execution and Delivery; Binding Obligations.  This Agreement
               -----------------------------------------------
and each of the other Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower. This Agreement and each of the other Loan Documents to which such Borrower is a party is a legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by Federal or state securities or other laws or the public policy underlying such laws.

     4.4.      No Violation.  The execution, delivery and performance by such
               ------------
Borrower of this Agreement and each of the other Loan Documents to which it is a party and the consummation of the other transactions contemplated hereby and thereby do not violate (i) the charter documents of such Borrower, as amended through the date hereof, (ii) any law, rule, regulation or ordinance applicable to such Borrower or any of its Subsidiaries, (iii) any order, ruling, judgment or decree of any court or other governmental agency binding on such Borrower or any of its Subsidiaries, (iv) any term of any indenture or mortgage to which such Borrower or any of its Subsidiaries is a party or by which its assets are bound, or (v) any term of any lease, credit agreement, note, instrument or other agreement to which such Borrower or any of its Subsidiaries is a party or by which its assets are bound.

     4.5.      Governmental Consents.  The execution and delivery by such
               ---------------------
Borrower of this Agreement and each of the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not require any authorization, registration or filing with, or consent or approval of, any Federal, state or other governmental authority or regulatory body.

     4.6.      Solvency.  Such Borrower is and will be Solvent after giving
               --------
effect to the transactions contemplated by this Agreement.

     4.7.      Senior Indebtedness.  The Indebtedness evidenced by the Notes
               -------------------
constitutes "senior indebtedness" of Borrower and is not subordinated in right of payment to any other existing indebtedness of Borrower except for the Indebtedness of Borrower to Southwest Community Bank, which, as of the Effective Date, is in the aggregate amount of approximately $3,200,000.

     4.8.      Other Representations.  Each of the representations of the
               ---------------------
Selling Parties in the Purchase Agreement are true and correct as of the date hereof and, by this reference, are incorporated in this Agreement as if set forth in full in this Agreement.

     4.9.      Disclosure.  After due inquiry of the executive officers and
               ----------
principals of such Borrower having knowledge of the matters represented, warranted or stated herein, no representation, warranty or other statement made by or on behalf of such Borrower to Lender, whether written or oral, whether included in any materials provided to Lender prior to the date hereof or included in this Agreement or any of the other Loan Documents or in any Exhibit or Schedule or in any other document or instrument delivered at any time prior to the Effective Date, is, or will be, untrue with respect to any material fact or omits, or will omit, to state a material fact necessary in order to make the statement made herein or therein, in light of the circumstances in which such statement was made, not misleading.

5.   CONDITIONS TO EFFECTIVENESS OF AGREEMENT
     ----------------------------------------

     The effectiveness of this Agreement shall be subject to the fulfillment of the conditions precedent set forth in Section 6, below, and the following conditions precedent:

     5.1.      Evidence of Action.  Lender shall have received a certificate,
               ------------------
dated the first Borrowing Date, of the Secretary or Assistant Secretary of each of the Borrowers (a) attaching a true and complete copy of the resolutions of the Board of Directors or Managers of such Borrower, or other appropriate authority, of such Borrower and of all documents evidencing all necessary corporate or other organizational action (in form and substance satisfactory to Lender) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (b) attaching a true and complete copy of the charter documents, if any, of such Borrower, (c) setting forth the incumbency of its officer or officers who may sign such documents, including therein a signature specimen of such officer or officers, and (d) attaching a certificate of good standing from the jurisdiction of organization of such Borrower and each other state in which such Borrower is required to be qualified or registered as a foreign corporation or entity.

     5.2.      Notes.  Lender shall have received the Bridge Note and the
               -----
Revolving Note, duly executed by an authorized signatory of the appropriate Borrower.

     5.3.      Shareholder Guarantee.  Lender shall have received a Shareholder
               ---------------------
Guarantee in substantially the form of Exhibit D attached hereto, duly executed
                                       ---------
by each of the shareholders of the Old Company and each of the members of the New Company, pursuant to which, so long as the Bridge Note remains outstanding, each of such shareholders and members shall agree to guarantee all obligations of the Borrower under and pursuant to the Bridge Note (collectively, the "Shareholder Guarantees").
 ----------------------

     5.4.      Stock Pledge Agreements.  Lender shall have received a Stock
               -----------------------
Pledge Agreement in substantially the form of Exhibit E attached hereto (each, a
                                              ---------
"Stock Pledge Agreement"), duly executed by each of John Sarkisian and Tamara
 ----------------------
Sarkisian-Celmo, as Trustee of the Tamara Sarkisian-Celmo Family Trust UDT dated October 16, 1997, pursuant to which a perfected first priority security interest shall be granted by him and her in his and her 184,800 and 52,800 shares, respectively, of the outstanding capital stock of the Old Company in order to secure his and her obligations under his and her respective Shareholder Guarantee.

     5.5.      Opinion of Counsel to Borrower.  Lender shall have received an
               ------------------------------
opinion of Sheppard, Mullin, Richter & Hampton LLP, counsel to Borrower, addressed to Lender and dated the Effective Date, in form, substance and manner reasonably satisfactory to Lender.

6.   CONDITIONS OF LENDING
     ---------------------

     The obligation of Lender to make any Loan on any Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such
Loan:

     6.1.   Representations and Warranties; No Default.  Each of the
            ------------------------------------------
representations and warranties of the Borrowers contained in this Agreement shall be true and correct in all material respects as of the date made, and shall be true and correct as of the applicable Borrowing Date, with the same effect as if made on and as of such Borrowing Date, the Borrowers shall have performed or satisfied all of its covenants and agreements hereunder to be performed or satisfied on or prior to such Borrowing Date, and there shall not exist on such Borrowing Date any Default or Event of Default. Each of the Borrowers shall have delivered to Lender an officers' certificate, signed by the President and Chief Executive Officer and the Chief Financial Officer of such Borrower, dated as of such Borrowing Date, to such effect and to the effect that each of the applicable conditions set forth in this Section 6 has been satisfied and fulfilled.

     6.2.      No Material Adverse Change.  Since December 31, 1999, no
               --------------------------
occurrence, condition or event shall have had a Material Adverse Effect on a Borrower.

     6.3.      Borrowing Request.  With respect to the making of each Loan,
               -----------------
Lender shall have received a Borrowing Request duly executed by an authorized signatory of the New Company.

     6.4.      Documentation and Proceedings.  All corporate or other
               -----------------------------
organizational and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to Lender and Lender shall have received all information and copies of all documents that Lender may reasonably have requested in connection therewith.

     6.5.      Required Acts and Conditions.  All acts, conditions and things
               ----------------------------
(including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done, performed and to have happened on or prior to such Borrowing Date and that are necessary for the continued effectiveness of the Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws.

7.   COVENANTS.  Except to the extent necessary to consummate the transactions
     ---------
contemplated by the Purchase Agreement, including, without limitation, the Reorganization, each of the Borrowers covenants that, from and after the Effective Date and until such time as such Borrower shall have fully satisfied its obligations to Lender with respect to the payment of all principal, premium, interest and other amounts which are or may become due and payable under the Notes, such Borrower shall perform, comply with and observe the covenants set forth in this Section.

     7.1.      Affirmative Covenants.
               ---------------------

               (a)  Financial Reporting.  The Borrowers will furnish to the
                    -------------------
Lender as soon as reasonably possible and in any event within 10 days after request therefor, such information regarding the operations, assets, business, affairs and financial condition of the Borrowers as Lender may reasonably request.

               (b)  Conduct of Business.  Each of the Borrowers will (a) duly
                    -------------------
observe and comply in all material respects with all applicable laws and all requirements of any governmental authorities relative to the conduct of its business and to its property and assets; (b) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business;
(c) comply in all material respects with all material agreements to which it is a party; (d) maintain its corporate or limited liability company existence, as the case may be; and
(e) remain or engage in the business of owning and operating Restaurants and incidental purposes, and in no other business.

               (c)  Maintenance and Insurance.  Each of the Borrowers will
                    -------------------------
maintain and keep its properties in good repair, working order and condition. Each of the Borrowers at all times will maintain, or cause to be maintained, reasonably adequate insurance covering it and its tangible property.

               (d)  Taxes.  Each of the Borrowers will pay or cause to be paid
                    -----
all taxes, assessments or governmental charges on or against it or its properties prior to such taxes becoming delinquent.

               (e)  Accounting System.  The Borrowers will maintain an
                    -----------------
accurate system of accounting in accordance with GAAP, will at all times be part of a consolidated group for accounting purposes, and, without Lender's prior written consent, will not change their fiscal year from the fiscal year accounting used in the preparation of the Financial Statements.

               (f)  Further Assurance.  From time to time hereafter, the
                    -----------------
Borrowers will execute and deliver, or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as Lender shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes or the other Loan Documents.

     7.2.      Negative Covenants.
               ------------------

               (a)  Indebtedness; Contingent Liabilities.  No Borrower will
                    ------------------------------------
create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness except:

                    (i) Indebtedness of the Borrowers to Lender under the Loan Documents;

                    (ii) Indebtedness in the amounts existing on the date hereof and described in Schedule 2.11 to the Purchase Agreement, including without limitation, the Bank Loans (but no refinancings, renewals, modifications or extensions thereof without Lender's prior written consent;

                    (iii) Capitalized Leases and purchase money Indebtedness not contemplated by the Business Plan;

                    (iv) Indebtedness that is unsecured and subordinate to the Loans.

               (b)  Encumbrances.  Except for Permitted Encumbrances, no
                    ------------
Borrower will create, incur, assume or suffer to exist any Encumbrances.

               (c)  Disposition of Assets, Etc.  No Borrower will sell, lease,
                    --------------------------
transfer or otherwise dispose of any of its properties, assets, rights, licenses or franchises to any Person, except for dispositions in the ordinary course of business.

               (d)  Amendment to Charter Documents.  Neither of the Borrowers
                    ------------------------------
will amend or modify any of its organizational documents if the same would be likely to have a Material Adverse Effect.

               (e)  Mergers; Consolidations; Issuance of Securities; Etc.  No
                    ----------------------------------------------------
Borrower will dissolve, liquidate, merge or consolidate into or with any other Person.

               (f)  Equity Distributions; Subordinated Payments.  No Borrower
                    -------------------------------------------
will pay any cash or cash equivalent dividends or other distributions on any class of its equity interests or make any other distribution or payment on account of or in redemption, retirement or repurchase of such securities.

               (g)  Transactions with Affiliates.  No Borrower will enter,
                    ----------------------------
directly or indirectly, into any purchase, sale, lease or other transaction with any Affiliate, except in the ordinary course of business and on terms that are no less favorable to such Borrower than those which could be obtained at the time in a comparable arm's length transaction with any Person who is not an Affiliate.

8.   INDEMNIFICATION.
     ---------------

     8.1.      Transfer Taxes.  Each of the Borrowers shall pay any and all
               --------------
stamp, transfer and other similar Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the Notes, and shall hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

     8.2.      Indemnification for Losses.  Whether or not the transactions
               --------------------------
contemplated by this Agreement are consummated, each of the Borrowers, jointly and severally, shall indemnify Lender and its Affiliates, employees, partners, officers, directors, agents, attorneys, successors and assigns (the "Indemnified
                                                                     -----------
Parties") against, and hold harmless each Indemnified Party harmless from, all
-------
losses, claims, damages, liabilities, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "Losses"), incurred by such Indemnified Party in connection with or arising from
 ------
any breach of any warranty or the inaccuracy of any representation or warranty made by Borrower or the failure of Borrower to fulfill any of its agreements or undertakings under this Agreement or any of the other Loan Documents (or any other document or instrument executed herewith or pursuant hereto). Each of the Borrowers shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligation of each of the Borrowers to the Indemnified Parties hereunder shall be separate obligations to each Indemnified Party, and the liability of each of the Borrowers to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder. The obligations of each of the Borrowers under this Section shall survive (a) the payment or prepayment of the Notes, at maturity or otherwise, (b) any transfer of a Note or any interest therein and
(c) the termination of
this Agreement and the Loan Documents.

     8.3.      Indemnification Procedures.  Any Person entitled to
               --------------------------
indemnification hereunder shall (a) give prompt written notice to each of the Borrowers of any claim with respect to which it seeks indemnification and (b) permit each of the Borrowers to assume the defense of such claim with counsel selected by the Borrowers and acceptable to such Person; provided, however, that
                                                         --------  -------
any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) a Borrower has agreed to pay such fees or expenses, (ii) each of the Borrowers has failed to assume the defense of such claim and employ counsel satisfactory to such Person within ten (10) days of the written notice of such claim to the Borrowers or (iii) in the judgment of any such Person, based upon the written advice of counsel, a conflict of interest may exist between such Person and a Borrower with respect to such claims (in which case, if the Person notifies the Borrowers in writing that such Person elects to employ separate counsel at the expense of the Borrowers, the Borrowers shall not have the right to assume the defense of such claim on behalf of such Person). Neither Borrower shall be subject to any liability for any settlement made without its consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent (which consent will not be unreasonably withheld) of the Borrowers, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Borrowers of a release from all liability in respect of such claim or litigation.

9.   DEFAULT
     -------

     9.1.      Events of Default.  The following shall each constitute an
               -----------------
"Event of Default" hereunder:
 ----------------

                    (a) The failure of a Borrower to pay any installment of principal or interest on the Bridge Loan or the Revolving Loan on the date when due and payable and such failure to pay shall have continued unremedied for a period of 5 days after such Borrower shall have obtained knowledge thereof; or

                    (b) The failure to observe or perform any material term, covenant or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 10 days after such Borrower shall have obtained knowledge thereof; or

                    (c) Any representation or warranty made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                    (d) A Borrower or any Affiliate shall (i) make a general assignment for the benefit of creditors; (ii) generally not be paying its debts as such debts become due, (iii) admit in writing its inability to pay its debts as they become due, (iv) file a voluntary petition in bankruptcy, (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vi) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, (vii) be the subject of any such proceeding filed against it that remains undismissed for a period of 90 days, (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 90 days, (x) wind up, liquidate or dissolve, or (xi) take any formal action for the purpose of effecting any of the foregoing; or

                    (e) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging Borrower or any Affiliate bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of a Borrower under the United States bankruptcy laws or any other applicable Federal or state law,
(iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of a Borrower or any Subsidiary or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of a Borrower or any Subsidiary, and any such decree or order continues unstayed and in effect for a period of 90 days; or

                    (f) Judgments or decrees against a Borrower or any Affiliate aggregating in excess of $100,000 on a consolidated basis shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                    (g) Any Loan Document shall cease, for any reason, to be in full force and effect, or a Borrower or any Affiliate or any other party thereto shall so assert in writing or shall disavow any of its obligations thereunder; or

                    (h) Any Change of Control Event of a Borrower, except to the extent contemplated by the Purchase Agreement, whether by transfer, hypothecation, will or the laws of intestate succession or otherwise; or

                    (i) A Borrower or any Affiliate shall default under or breach any agreement or instrument evidencing indebtedness or any event shall occur which causes the acceleration of the stated maturity of any such indebtedness; or

                    (j)  A Material Adverse Effect shall have occurred.

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (d) or (e) above, Lender's obligation to make Loans hereunder shall immediately and automatically terminate and the Bridge Loan or any Revolving Loans, and all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents shall immediately become due and payable, and Lender may exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) Lender may, by notice to the Borrowers, terminate its obligation to make Loans hereunder, and (ii) Lender may, by notice of default to the Borrowers, declare the Bridge Loan or any Revolving Loans, and all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents, to be due and payable forthwith, whereupon the same shall immediately become due and payable, and Lender may exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. To the extent permitted by applicable law, each of the Borrowers hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force that might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

          In the event that Lender's obligation to make Loans hereunder terminates or the Bridge Loans or any Revolving Loans have been declared due and payable pursuant to the provisions of this Section, any funds received by Lender from or on behalf of a Borrower shall be applied by Lender in payment of the Bridge Loan or any such Revolving Loans, as the case may be, and the obligations of such Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of any fees or expenses due Lender from such Borrower;
(ii) second, to the accrued but unpaid interest on the Bridge Loan or such Revolving Loans, as the case may be; (iii) third, to the outstanding principal amount of the Bridge Loan or such Revolving Loans, as the case may be; and (iv) fourth, to the payment of any other amounts owing to Lender under any Loan Document.

10.  MISCELLANEOUS.
     -------------

     10.1.  Entire Agreement.  This Agreement, the Loan Documents and the other
            ----------------
agreements and instruments furnished pursuant hereto or thereto or in connection herewith or therewith constitute the full and entire agreement and understanding between the parties and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

     10.2.  Severability.  Any provision of this Agreement which is prohibited
            ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     10.3.  Successors and Assigns.  All covenants and agreements in this
            ----------------------
Agreement by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties (including, without limitation, any permitted transferee). Neither Borrower shall assign any of its rights or obligations under this Agreement without the prior written consent of Lender. Lender may assign any and all of its rights under this Agreement and the Loan Documents to any transferee and upon such assignment such transferee shall be entitled to all of the rights of Lender hereunder and under any applicable Related Agreement to the same extent as if such Transferee were an original party hereof.

     10.4.  Notices.  All notices,
            -------
                                      -15-
requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if given in accordance with the terms of the Purchase Agreement.

     10.5.     Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     10.6.     Governing Law.  In all respects, including all matters of
               -------------
construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

     10.7.     WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
               --------------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS CREDIT AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.



                         [Signature page as follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

"LENDER":                                THE "OLD COMPANY":

SIZZLER INTERNATIONAL, INC.,             S & C COMPANY, INC.,
a Delaware corporation                   a California corporation


By:________________________              By:_________________________
Title:_____________________              Title:______________________



THE "NEW COMPANY":

FFPE, LLC,
a Delaware limited liability company


By:___________________________
   John Sarkisian, President
   FFPE Holding Company, Inc., a
   Delaware corporation, its sole member




Solely for the purposes of its obligations pursuant to Section 3 of this
Agreement:

THE "SELLER":

FFPE HOLDING COMPANY, INC.,
a Delaware corporation


By:______________________
Title:___________________

                                   EXHIBITS


EXHIBIT A                                FORM OF BORROWING REQUEST

EXHIBIT B                                FORM OF BRIDGE NOTE

EXHIBIT C                                FORM OF REVOLVING NOTE

EXHIBIT D                                FORM OF GUARANTEE

EXHIBIT E                                FORM OF PLEDGE AGREEMENT